Exhibit 99.1

                              FOR FURTHER INFORMATION:

                              Media Relations:       Investor Relations:
                              Margaret Thomson        Bill Henderson
                             (859) 815-3039          (859) 815-4454
                              mrthomson@ashland.com   wehenderson@ashland.com

                              FOR IMMEDIATE RELEASE
                              July 22, 2003


ASHLAND INC. REPORTS
JUNE QUARTER EARNINGS

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                      FISCAL 2003: THIRD QUARTER HIGHLIGHTS

o Refining and marketing results improved despite high crude prices and weak economy

o        Ashland Distribution recovery continues

o APAC results down, reflecting continued above-normal precipitation levels

o Ashland Specialty Chemical results off due to weak demand and plant write-down

o        Valvoline performing well


                                                           Quarter ended June 30               Nine months ended June 30
In millions except earnings per share                     2003              2002                    2003            2002
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                     $     138           $   132               $     147        $    225
Income  from continuing operations                   $      71           $    61               $      33        $     75
Net income (loss)                                    $      70           $    65               $     (61)       $     70
Diluted earnings (loss) per share:
      Income from continuing operations              $    1.03           $   .87               $     .48        $   1.06
      Net income (loss)                              $    1.01           $   .93               $    (.89)       $   1.00


     Ashland Inc. today reported net income of $70 million, or $1.01 a share, for the quarter ended June 30, the third quarter of the company's 2003 fiscal year. These results compared to net income of $65 million, or 93 cents a share, for the June 2002 quarter. Ashland's income from continuing operations for the June 2003 quarter amounted to $71 million, or $1.03 a share, compared to $61 million, or 87 cents a share, for the quarter a year ago. A loss of $1 million from discontinued operations for the quarter just ended included the results of the

                                  -more-

Electronic Chemicals business group and an after-tax charge of $5 million for future asbestos liabilities less probable insurance recoveries. As previously announced, quarterly charges are being recognized to maintain asbestos reserves at a level adequate to cover estimated future payments over a rolling 10-year period.

     "The June quarter was very challenging," O'Brien said. "We continued to struggle with high energy costs, a sluggish economy, and poor weather conditions. However, we're doing the work now that will set the course for a successful future. There's a lot of change occurring at Ashland, and I believe it's only a matter of time before we start seeing solid results."

     For the nine months ended June 30, 2003, Ashland reported a net loss of $61 million, or 89 cents a share, compared to net income of $70 million, or $1.00 a share for the same period last year. Ashland's income from continuing operations for the 2003 period totaled $33 million, or 48 cents a share, which compared to $75 million, or $1.06 a share, for the 2002 period. An after-tax charge of $104 million associated with estimated future asbestos liabilities less probable insurance recoveries, is reflected in discontinued operations for the 2003 period, along with the results of the Electronic Chemicals business group, which Ashland has agreed to sell to Air Products for approximately $300 million.

REVIEW OF OPERATIONS

     Commenting on operations, O'Brien noted that results from refining and marketing improved significantly over the previous year. Operating income totaled $100 million, compared to $66 million in the June 2002 quarter. Demand for petroleum products was soft in the quarter due to high crude oil prices and a weak industrial economy. However, MAP refineries operated well, and refining margins improved over last year.

     Operating income from APAC was $17 million, compared to $42 million in last year's June quarter. APAC continues to suffer from adverse weather that has significantly hampered construction activity. Twelve of the 14 states in APAC's operating area experienced much higher than normal rainfall for the quarter, continuing the pattern that has persisted throughout this fiscal year. Construction backlog, which consists of work awarded and funded but not yet performed, continues to grow and was at a record high for the June quarter of $1.8 billion.

         APAC also has completed its strategic reorganization, reducing the number of operating units to 24 from 38 and decreasing field overhead expenses by approximately $8 million per

                                  -more-
year. Additionally, financial shared services were implemented for four more operating units during the quarter, bringing to 11 the total number sharing financial services. This centralization of resources, resulting from the Project PASS business redesign effort, advances APAC's competitive position as a low-cost, operationally efficient organization.

     Results from Ashland Distribution improved, with much stronger earnings compared to the previous year. Operating income for the June quarter was $11 million compared to $3 million in the 2002 quarter. Ashland Distribution continues to revitalize its business and to improve service to customers by aggressively implementing quality initiatives. As a result, unit sales volumes have increased 5 percent for the first nine months of the fiscal year, while revenues are up 11 percent for the same period.

     Operating income for Ashland Specialty Chemical was $3 million in the June quarter and included an impairment charge of $10 million for a mothballed maleic anhydride production facility in Neville Island, Pa. These results compared to operating income of $20 million in the 2002 quarter. Demand for durable goods dipped by a combined 2.7 percent in April and May, adversely affecting sales volumes; however, volumes improved in June. In addition, Ashland Specialty Chemical's margins improved in June as previously announced price increases took effect. This trend should benefit profits going into the September quarter.

     Commenting on the announced sale of Ashland Specialty Chemical's electronic chemicals business group to Air Products, O'Brien noted that this divestiture is an example of Ashland's strategic repositioning. "While this business is an excellent competitor, the semiconductor industry is not one of our major core markets. Consequently, we decided to monetize this asset and redeploy the proceeds elsewhere, in this case to strengthen our balance sheet." The Electronic Chemicals business has annual sales revenues of approximately $200 million. On July 16, Honeywell International filed suit in a Delaware state court seeking to enjoin this transaction. Honeywell claims the transaction would violate the strategic alliance agreement between Air Products and GEM Microelectronic Materials, a joint venture of Honeywell and Texas Ultrapure Inc. Ashland will join Air Products in contesting this action and expects the divestiture to be completed.

     Valvoline continues to perform well. Operating income of $24 million in the June quarter nearly equaled the $25 million of a year ago. Although overall sales volumes declined,


                                  -more-

Valvoline increased share in a very soft market. Premium product sales volumes increased 7 percent. Valvoline Instant Oil Change had a record June quarter, due in part to a 20 percent increase in non-oil change revenues. In addition, results from Valvoline International improved due to better volumes in key markets and strengthening foreign currencies.

     "Looking ahead, our goal is to be a top quartile performer versus our peers, and we are doing the work that will set the course for our continued, long-term success," O'Brien said. "We are focused on furthering the profitability plan I announced last October. We are becoming more operationally efficient, more strategically focused and more financially disciplined. The eventual result will be a much stronger company that better serves our owners and our customers."

     Today at 10:00 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's Investor Relations website, www.ashland.com/investors. Following the live event, an archived version of the webcast will be available on the Ashland website for 12 months. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE:ASH) is a Fortune 500 company providing products, services, and customer solutions throughout the world. Our businesses include road construction, specialty chemicals, lubricants, car-care products, chemical and plastics distribution and transportation fuels. Through the dedication of our employees, we are "The Who In How Things Work(TM)." Find us at www.ashland.com.

                                   - 0 -

This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance, earnings, and scope and effect of asbestos liabilities. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2002, as amended. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

(TM)Trademark, Ashland Inc.

                                  Page 1

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended          Nine months ended
                                                                                       June 30                     June 30
                                                                                -----------------------    ------------------------
                                                                                   2003         2002           2003         2002
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,006    $   1,997     $    5,388    $   5,315
     Equity income                                                                    104           80            169          141
     Other income                                                                      15            7             43           35
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,125        2,084          5,600        5,491
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,648        1,602          4,430        4,285
     Selling, general and administrative expenses                                     290          298            870          828
     Depreciation, depletion and amortization                                          49           52            153          153
                                                                                ----------   ----------    -----------   ----------
                                                                                    1,987        1,952          5,453        5,266
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                      138          132            147          225
     Net interest and other financial costs                                           (31)         (33)           (97)        (103)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                              107           99             50          122
     Income taxes                                                                     (36)         (38)           (17)         (47)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                      71           61             33           75
     Results from discontinued operations (net of income taxes)                        (1)           4            (94)           7
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                                              70           65            (61)          82
     Cumulative effect of accounting change (net of income taxes)                       -            -              -          (12)
                                                                                ----------   ----------    -----------   ----------
NET INCOME (LOSS)                                                               $      70    $      65     $      (61)   $      70
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS (LOSS) PER SHARE
     Income from continuing operations                                          $    1.03    $     .87     $      .48    $    1.06
     Results from discontinued operations                                            (.02)         .06          (1.37)         .10
     Cumulative effect of accounting change                                             -            -              -         (.16)
                                                                                ----------   ----------    -----------   ----------
     Net income (loss)                                                          $    1.01    $     .93     $     (.89)   $    1.00
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          69           70             69           70

SALES AND OPERATING REVENUES
     APAC                                                                       $     683    $     756     $    1,615    $   1,861
     Ashland Distribution                                                             733          670          2,081        1,875
     Ashland Specialty Chemical                                                       308          290            870          809
     Valvoline                                                                        307          305            889          833
     Intersegment sales                                                               (25)         (24)           (67)         (63)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,006    $   1,997     $    5,388    $   5,315
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $      17    $      42     $      (39)   $      64
     Ashland Distribution                                                              11            3             27            8
     Ashland Specialty Chemical                                                         3           20             21           50
     Valvoline                                                                         24           25             56           53
     Refining and Marketing (a)                                                       100           66            145          111
     Corporate                                                                        (17)         (24)           (63)         (61)
                                                                                ----------   ----------    -----------   ----------
                                                                                $     138    $     132     $      147    $     225
                                                                                ==========   ==========    ===========   ==========

----------

(a) Includes Ashland's equity income from Marathon Ashland Petroluem LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

Ashland Inc. and Consolidated Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                  June 30
                                                                                                         ---------------------------
                                                                                                             2003           2002
                                                                                                         -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      112     $       101
         Accounts receivable                                                                                  1,045           1,053
         Inventories                                                                                            512             469
         Deferred income taxes                                                                                   98             130
         Current assets of discontinued operations held for sale                                                198              60
         Other current assets                                                                                   186             128
                                                                                                         -----------    ------------
                                                                                                              2,151           1,941

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,401           2,406
         Goodwill                                                                                               519             507
         Asbestos insurance receivable (noncurrent portion)                                                     398             168
         Noncurrent assets of discontinued operations held for sale                                               -             146
         Other noncurrent assets                                                                                345             380
                                                                                                         -----------    ------------
                                                                                                              3,663           3,607

     Property, plant and equipment
         Cost                                                                                                 2,949           2,912
         Accumulated depreciation, depletion and amortization                                                (1,725)         (1,603)
                                                                                                         -----------    ------------
                                                                                                              1,224           1,309
                                                                                                         -----------    ------------

                                                                                                         $    7,038     $     6,857
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      296     $       302
         Trade and other payables                                                                             1,235           1,225
         Current liabilities of discontinued operations held for sale                                            28              23
         Income taxes                                                                                            16              53
                                                                                                         -----------    ------------
                                                                                                              1,575           1,603

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,564           1,600
         Employee benefit obligations                                                                           493             400
         Deferred income taxes                                                                                  201             271
         Reserves of captive insurance companies                                                                184             182
         Asbestos litigation reserve (noncurrent portion)                                                       535             148
         Noncurrent liabilities of discontinued operations held for sale                                          -              13
         Other long-term liabilities and deferred credits                                                       346             378
                                                                                                         -----------    ------------
                                                                                                              3,323           2,992

     Common stockholders' equity                                                                              2,140           2,262
                                                                                                         -----------    ------------

                                                                                                         $    7,038     $     6,857
                                                                                                         ===========    ============

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                              Nine months ended
                                                                                                                   June 30
                                                                                                          --------------------------
                                                                                                              2003           2002
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                    $       33     $       75
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                            153            153
         Deferred income taxes                                                                                    43           (104)
         Equity income from affiliates                                                                          (169)          (141)
         Distributions from equity affiliates                                                                    114            120
         Other items                                                                                              (1)             -
     Change in operating assets and liabilities (b)                                                              (62)           (96)
                                                                                                          -----------    -----------
                                                                                                                 111              7
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                        1             11
     Repayment of long-term debt                                                                                (191)           (58)
     Repurchase of common stock                                                                                    -            (11)
     Increase in short-term debt                                                                                 243             85
     Dividends paid                                                                                              (56)           (57)
                                                                                                          -----------    -----------
                                                                                                                  (3)           (30)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                              (84)          (130)
     Purchase of operations - net of cash acquired                                                                (5)           (12)
     Proceeds from sale of operations                                                                              5              -
     Other - net                                                                                                  (6)             1
                                                                                                          -----------    -----------
                                                                                                                 (90)          (141)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                     18           (164)
     Cash provided by discontinued operations                                                                      4             29
                                                                                                          -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                          $       22     $     (135)
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       82     $       83
     Ashland Distribution                                                                                         15             16
     Ashland Specialty Chemical                                                                                   30             28
     Valvoline                                                                                                    19             18
     Corporate                                                                                                     7              8
                                                                                                          -----------    -----------
                                                                                                          $      153     $      153
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       39     $       86
     Ashland Distribution                                                                                          3              9
     Ashland Specialty Chemical                                                                                   22             16
     Valvoline                                                                                                    12             13
     Corporate                                                                                                     8              6
                                                                                                          -----------    -----------
                                                                                                          $       84     $      130
                                                                                                          ===========    ===========

----------

(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $104 million in 2003 and $103 million in 2002, and its share of MAP's capital expenditures was $224 million in 2003 and $154 million in 2002.

(b)      Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended             Nine months ended
                                                                                     June 30                       June 30
                                                                            --------------------------    --------------------------
                                                                                2003           2002           2003           2002
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at June 30 (millions) (a)                                                       $    1,824     $    1,797
     Hot-mix asphalt production (million tons)                                     9.8           11.4           21.0           25.3
     Aggregate production (million tons)                                           8.1            8.5           20.5           22.2
     Ready-mix concrete production (million cubic yards)                           0.6            0.6            1.5            1.5
ASHLAND DISTRIBUTION (b)
     Sales per shipping day (millions)                                      $     11.6     $     10.5     $     11.1     $     10.0
     Gross profit as a percent of sales                                           15.1%          15.6%          15.3%          16.3%
ASHLAND SPECIALTY CHEMICAL (b)
     Sales per shipping day (millions)                                      $      4.9     $      4.5     $      4.6     $      4.3
     Gross profit as a percent of sales                                           33.1%          38.0%          33.8%          37.2%
VALVOLINE
     Lubricant sales (million gallons)                                            49.2           53.7          142.2          145.5
     Premium lubricants (percent of U.S. branded volumes)                         19.8%          17.2%          18.5%          15.7%
REFINING AND MARKETING (c)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         951            973            878            930
         Other charge and blend stocks                                             129            134            130            156
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  582            598            544            602
         Distillates                                                               292            308            276            298
         Asphalt                                                                    76             77             69             71
         Other                                                                     138            131            123            122
                                                                            -----------    -----------    -----------    -----------
         Total                                                                   1,088          1,114          1,012          1,093
     Refined product sales (thousand barrels per day) (d)                        1,346          1,351          1,311          1,299
     Refining and wholesale marketing margin (per barrel) (e)               $     2.94     $     2.18     $     2.21     $     1.89
     Speedway SuperAmerica (SSA)
         Retail outlets at June 30                                                                             1,802          2,081
         Gasoline and distillate sales (million gallons)                           882            911          2,608          2,679
         Gross margin - gasoline and distillates (per gallon)               $    .1229     $    .1116     $    .1134     $    .1032
         Merchandise sales (millions) (f)                                   $      590     $      612     $    1,695     $    1,736
         Merchandise margin (as a percent of sales)                               23.9%          25.5%          24.4%          24.5%

----------

(a)      Includes   APAC's   proportionate   share   of  the   backlog   of
         unconsolidated joint ventures.

(b) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses, and depreciation and amortization relative to manufacturing assets.

(c) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.

(d) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.

(e) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.

(f) Effective January 1, 2003, SSA adopted EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which requires rebates from vendors to be recorded as reductions to cost of sales. Rebates from vendors recorded in SSA merchandise sales for periods prior to January 1, 2003 have not been restated and included $38 million in the three months ended June 30, 2002; $46 million in the nine months ended June 30, 2003; and $129 million in the nine months ended June 30, 2002.